UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 28, 2006

Power-One, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29454	77-0420182
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

740 Calle Plano, Camarillo, California		93012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  805-987-8741

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers;  Election of Directors; Appointment of Principal Officers

Per communication with the Corporation on February 28, 2006, Dr. Hanspeter Brandli formally advised the Corporation of his decision to not stand for re-election as a director of the Corporation, and to resign as a director of the Corporation. Dr. Brandli’s resignation will become effective as of the election of directors to occur at the annual meeting of stockholders to be held on April 25, 2006. Until that date and the effectivity of his resignation, Dr. Brandli will continue to serve as a director of the Corporation. Dr. Brandli’s decision to not stand for re-election as a director and to resign on the applicable effective date is based on his desire to pursue personal interests after several years of service to the Corporation as a director, and is not based on or reflective of any disagreement with management or the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 3, 2006	POWER-ONE, INC.

	By:	/s/ Paul E. Ross
Paul E. Ross
Vice President— Finance,Treasurer and Chief
Financial Officer